UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

FILED BY THE REGISTRANT   ☐
FILED BY A PARTY OTHER THAN THE REGISTRANT   ☒
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

ROFIN-SINAR TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

SilverArrow Capital Advisors LLP
SilverArrow Capital Holding Ltd.
SAC Jupiter Holding Ltd.
Pluto Fund Limited
Thomas Limberger
Robert Schimanko
Abdullah Saleh A. Kamel
Osama H. Al Sayed

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On December 11, 2015, SilverArrow Capital Advisors LLP (“SilverArrow Advisors”) for and on its own behalf and on behalf of the other Participants (as defined below) issued a press release to explain its concerns with respect to the corporate governance of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”) and the recent appointment of Ms. Jenifer Bunis to the Board of Directors of the Company.

The Press Release dated December 11, 2015 reads as follows:

SILVERARROW CAPITAL ADVISORS LLP EXTREMELY DISAPPOINTED WITH ACTIONS TAKEN BY ROFIN SINAR TECHNOLOGIES INC.

LONDON, UNITED KINGDOM, DECEMBER 11, 2015 - SILVERARROW CAPITAL ADVISORS LLP ISSUED THE FOLLOWING STATEMENT WITH RESPECT TO ITS INVESTMENT IN ROFIN-SINAR TECHNOLOGIES INC. (NASDAQ: RSTI, FRANKFURT STOCK EXCHANGE, RSI)

As one of the largest stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”), we were extremely disappointed to see that Ms. Jenifer Bunis has been added to the board of directors (the “Board”) yesterday and that her addition will not be ratified by stockholders at the next upcoming annual meeting.  While we would normally view the addition of new directors and diversity as a positive step for a company that has not added an independent director in over 11 years, we view this announcement as a direct response to the election contest that we plan to wage if our three director nominees are not added to the Board.  It is clear to us that significant changes are required to the composition to the Board to ensure that stockholder interests are properly safeguarded.

We have strong concerns with Rofin’s corporate governance, in addition to our previous noted concerns with strategy, performance and capital allocation.  When Rofin added Mr. Merk to the Board in July after he replaced Mr. Braun as CEO, they quietly noted that Mr. Merk would not run for election until 2018, in effect leaving stockholders with no voice on the Board’s selection of a new CEO until almost three years after his appointment.  Now the Board has increased the size of the Board to add Ms. Bunis and noted that she will not run for election until 2018 as well.  We believe proper corporate governance would require both of these individuals to be elected by stockholders at the earliest opportunity, in this case the 2016 annual meeting of stockholders.

We have attempted to work constructively with the Board for nine months.  After months of engagement with the Board, it appeared to us that the Board had no intention of addressing our concerns, which include the addition of individuals who have C-level executive experience and governance expertise to the Board, in order to provide adequate oversight of management.  The Rofin Board needs individuals that can properly help the Company with finance, corporate governance, capital allocation and strategy.  We question whether Ms. Bunis, a non C-level employee of a laser company, has the skills currently needed on the Board, as there are already numerous individuals with laser experience. It is apparent that the Board does not understand the seriousness of Rofin’s governance crisis.  This Board has:

•	Allowed Mr. Baasel to serve on the Board in spite of him leasing property to the Company at significantly above market rates
•	Made exceptions for every director turning 70 to remain on the Board, in spite of their Charter’s specified age limit

•	Allowed Mr. Smoke to serve as head of the Audit Committee and remain a Board member while he was a named defendant in a multiyear court case related to improper activities in his previous role as CFO of a company and did not provide stockholders with any information on why Mr. Smoke continues to serve on the Board
•	Not purchased any shares with their own funds
•	Not improved the corporate governance of the Company in any way; in particular, the Company’s charter retains:
o	Staggered election of directors
o	No ability for stockholders to call a special meeting
o	No ability for stockholders to act by written consent
o	Plurality voting in director elections
o	Supermajority voting on certain matters

It is clear to us that significant change is needed on the Board and we will officially nominate our three director nominees once the nomination window opens in the next week.  We have tried to work with the Board to help drive long term stockholder value, but it is clear that this entrenched Board is not open to new ideas and dissenting views.  We are shocked that the Board would add directors without having such individuals run for election at the next annual meeting.  We will continue our efforts to safeguard stockholder interests and only care about positioning the Company for significant growth and value creation.  The current Board’s incentives seem more aligned with their own interests than those of stockholders.

If you would like to meet with us or discuss our views on the Company in greater detail, please feel free to contact D.F. King & Co., Inc., which is assisting us, toll-free at (866) 796-7186, call collect at (212) 269-5550 or email fixrofin@dfking.com.  In the meantime, we urge you to reach out to the Company and reinforce our request for new independent board members.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger and Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are potential participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors intends to file a proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to potential participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the Amendment No. 1 to the Schedule 13D and will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2016 Proxy Statement with the SEC, SilverArrow Advisors intends to mail the definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. SHAREHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Investor Contacts:
SilverArrow Capital Advisors LLP
Sven Ohligs (Partner): +44 (0) 20 3637 2185 or ohligs@silverarrowcapital.com

D.F. King & Co., Inc.
Richard Grubaugh (Senior Vice President): +1 (212) 493-6950 or rgrubaugh@dfking.com
Michael Madalon (Assistant Vice President): +1 (212) 269-5732 or mmadalon@dfking.com

About SilverArrow Capital Advisors LLP

SilverArrow Capital Advisors LLP is an entity of SilverArrow Capital Group. SilverArrow Capital Group is a group of investment advice and private investment firms focusing on advisory and consultancy services in industrial growth sector investments, real estate and infrastructure projects.

SilverArrow Capital Group brings value to its private investors and partners by executing a proven activist investment strategies in industrial growth companies. SilverArrow Capital Group provides investors selected exposure to real estate through a focused range of investments tailored to their requirements. For further information please visit www.silverarrowcapital.com.

SilverArrow Capital Advisors LLP, a limited liability partnership registered in England & Wales under registration number OC379903 with its registered office at 3 More London Riverside London SE1 2RE. A list of SilverArrow Capital Advisors LLP’s members is available on request.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

SilverArrow Advisors and the other Participants (as defined below) intend to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting.

The Participants in the proxy solicitation are anticipated to be SilverArrow Capital Advisors LLP,  SilverArrow Capital Holding Ltd., SAC Jupiter Holding Ltd., Pluto Fund Limited, Abdullah Saleh A. Kamel, Osama H. Al Sayed, Thomas Limberger and Robert Schimanko (collectively, the “Participants”).